UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 2, 2026

MACROGENICS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware		001-36112	06-1591613
(State or Other Jurisdiction of Incorporation)		(Commission File Number)	(IRS Employer Identification No.)

9704 Medical Center Drive
Rockville,	Maryland	20850
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code:  (301) 251-5172

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MGNX	Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 25, 2026, Jay Siegel, M.D. informed the board of directors (the “Board”) of MacroGenics, Inc. (the “Company”) that he will not stand for re-election as a Class I director at the Company’s 2026 Annual Meeting of Stockholders. Dr. Siegel’s decision was for personal reasons and was not the result of any disagreement with the Company or any matter relating to the Company’s operations, policies or practices. The Company thanks Dr. Siegel for his many contributions to the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 2, 2026	MACROGENICS, INC.
By: /s/ Jeffrey Peters Jeffrey Peters Senior Vice President, General Counsel and Corporate Secretary